                                                                Exhibit 9(b)(ii)

                      AMENDMENT TO PARTICIPATION AGREEMENT

     Pursuant to the Participation Agreement, made and entered into as of the 29th day of April, 1994, by and among MFS(R) Variable Insurance Trust(SM), Century Life of America, and Massachusetts Financial Services Company, the parties hereby agree to an amended Schedule A as attached hereto.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to the Participation Agreement to be executed in its name and on its behalf by its duly authorized representative. With respect to the Century Variable Account, the Amendment is expected to take effect January 2, 1995. With respect to the Century Group Variable Annuity Account, the Amendment is expected to take effect in early 1995.

                                        CENTURY LIFE OF AMERICA
                                        By its authorized officer,


                                        By: /s/ Daniel E. Meylink, Sr.

                                        Title: President
                                        Date: November 30, 1994


                                        MFS VARIABLE INSURANCE TRUST
                                        By its authorized officer,


                                        By: /s/ Stephen E. Caven

                                        Title: President
                                        Date: November 30, 1994


COMPANY                                 MASSACHUSETTS FINANCIAL SERVICES
                                        By its authorized officer,


                                        By: /s/ Arnold D. Scott

                                        Title: Senior Executive Vice President
                                        Date: November 30, 1994

                                                                   Revised: 1994

                                   SCHEDULE A

                ACCOUNTS, POLICIES AND PORTFOLIOS SUBJECT TO THE
                             PARTICIPATION AGREEMENT

Name and Separate Account and Applicable     Policies Funded by     Portfolios
Date Established by Board of Directors        Separate Account      to Policies
----------------------------------------   ----------------------   -----------
Century Variable Annuity Account           Variable Annuity         World
Governments Series

Established December 14, 1993              File 33-73738
                                           811-6260

Century Variable Account                   Variable Universal       World
Governments Series

Established August 16, 1983                Life
                                           File 33-19718

Century Group Variable Annuity Account     Group Variable Annuity   World
Governments Series

Established August 16, 1983                Offered Exclusively
                                           to qualified Plans
                                           Not Registered in
                                           Reliance on Qualified
                                           Plan Exemption to
                                           Registration
                                           Requirements